Exhibit 21

                           Subsidiaries of the Company

                   Subsidiary                       Jurisdiction of Organization
                   ----------                       ----------------------------
Anaren Microwave, Inc.                                     Delaware
Anaren Ceramics, Inc.                                      New Hampshire
Anaren GP, Inc.                                            New York
Anaren Communications Suzhou Company, Ltd.                 China
Anaren Properties LLC                                      New Hampshire
RF Power Components, Inc.                                  New York
 MSK                                                       New York
Unicircuit                                                 Colorado